Exhibit 99(a)

FOR:                                                                                       ACTION PRODUCTS INTERNATIONAL, INC.

CONTACTS:	Raymond Oliver, Investor Relations
407-481-8007 Ext 716
stockholder@apii.com

Action Product Reports 28% Sales Gain for 2003

Expects 22% Sales Gain and a Profit in 2004

ORLANDO, Florida (January 16, 2004) – Action Products International Inc. (NASDAQ-SC: APII), a leading toy designer and manufacturer of educational and positive, non-violent branded toys for children in preschool through primary grades, announced today that sales for the year ended Dec. 31, 2003 were $8,217,900 vs. $6,429,300 in 2002. This represents an impressive gain of 28% considering the challenges the toy retailers experienced during the year. The 2003 sales figure was the highest in the company’s history. In the fourth quarter, sales were $1,843,100 in 2003 vs. $1,546,600 in 2002 representing an increase of 19%.

Action Products has a focused specialty vision and aggressive growth strategy. The company continues to deliver high quality educational toys that entertain and are not found in mass markets. Action Products profitable growth plan for 2004 is based on four key initiatives:

•	New products: The company will introduce over 30 new products in all its key brands, including I Dig Excavation Adventures™ with the new exciting I Dig Treasures Pirates line, Space Voyagers®, Kidz Workshop EZ Build™, and JAY JAY THE JET PLANE WOODEN ADVENTURE SYSTEM™. Additionally, the company is reintroducing over 12 products that had been proven successful and have been requested by museums, zoos and aquariums.
•	Increased trade and consumer awareness: The company will significantly increase in-store merchandising support, shelf space, store events, and advertising. These marketing initiatives in 2003 helped increase the company’s average independent toy store sales by over 40%.
•	Broad and diversified specialty distribution: The company has targeted a number of new channels and deeper penetration into existing channels (i.e. hobby stores, educational market, book stores including the Christian book store market, theme parks, Canada and other international markets, museums, zoos and aquariums, thematic attractions, gift shops in destination restaurants, hospital gift shops, and airport stores.)
•	Acquisitions: The company has started an aggressive program to acquire other small quality toy manufacturers; the goal is to acquire at least two specialty companies in 2004.

Accordingly, the sales goals for 2004 have been set at $10,0000,000—$10,500,000, achieving another yearly increase of over 20%; and the company expects to be profitable.

ABOUT ACTION PRODUCTS INTERNATIONAL

Action Products International, Inc. is a leading designer and manufacturer of educational and positive branded toys emphasizing fun, quality brands including Jay Jay The Jet Plane Wooden Adventure System™, I Dig Dinosaurs® and I Dig Treasures® excavation activity kits, Space Voyagers® (“The most authentic Space Toys on Earth”), Climb@Tron™ window-climbing animals and robots, Play and Store™ themed playsets, Kidz Workshop™ wooden projects, and Drop Zone Extreme™ parachute toys. Its products are marketed and sold to specialty retailers, museums, toy stores, theme parks, attractions, zoos, catalog companies, Internet retailers, and educational markets in the United States and worldwide.

For more information on Action Products toys, email marketing@apii.com

Any statements that are not historical facts contained in this release are forward-looking statements. It is possible that the assumptions made by management for purposes of such statements may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, the effect of economic conditions, and intellectual property rights and the outcome of competitive products, risks in product development, the results of financing efforts, the ability to complete transactions, and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.